UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

(Amendment No. 1)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material under §240.14a -12

BIOSPECIFICS TECHNOLOGIES CORP.
(Name of Registrant as Specified in its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(6) Amount Previously Paid:

(7) Form, Schedule or Registration Statement No.:

(8) Filing Party:

(9) Date Filed:

EXPLANATORY NOTE

On April 30, 2019, BioSpecifics Technology Corp. (the "Company") filed its Proxy Statement and Proxy Card with the Securities and Exchange Commission (the "SEC"). The Company is filing this amendment to its Proxy Statement to update the address to which Stockholders may mail their completed Proxy Cards. Stockholders of record of the Company's common stock as of the close of business on April 15, 2019 (the "Record Date") may vote by mail by completing and returning their Proxy Cards to:

MACKENZIE PARTNERS, INC.

Proxy Tabulation

P.O. Box 618

New York, NY 10138-1151

Dear Stockholder:

In anticipation of our 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting"), we filed our Proxy Statement and Proxy Card on April 30, 2019 with the SEC. As described in the Proxy Statement, the purposes of the 2019 Annual Meeting are to seek Stockholder approval of the following three proposals:

  To elect Mr. Michael Schamroth to the second class of directors of the Board of Directors of the Company to serve for a three-year term as specified in the Proxy Statement;
  To ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019; and
  To approve the Biospecifics Technologies Corporation 2019 Omnibus Incentive Compensation Plan.

If you were a record holder of shares of common stock on the Record Date, then you are entitled to vote on the above proposals as follows:

  By Mail. Complete and mail your Proxy Card in the postage prepaid envelope you receive, and return the Proxy Card to MacKenzie Partners, Inc., Proxy Tabulation, P.O. Box 618, New York, New York 10138-1151. Complete instructions are included on the Proxy Card. Your proxy will be voted in accordance with your instructions. If you sign and return the Proxy Card, but do not specify how you want your shares voted, they will be voted "FOR" the nominee for the second class of directors, "FOR" ratification of the independent registered public accounting firm, and "FOR" approval of the 2019 Plan and will be voted according to the discretion of the proxy holder named in the Proxy Card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

  In Person at the Meeting. If you attend the 2019 Annual Meeting, be sure to bring a form of personal picture identification with you. You may deliver your completed Proxy Card in person, or you may vote by completing a ballot, which will be available at the meeting. Directions to the 2019 Annual Meeting may be obtained by visiting https://www.morganlewis.com/locations/new-york and clicking on "Directions" beneath the address 101 Park Ave., New York, NY 10178-0060, United States.

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If your shares of common stock are held in "street name" through a bank, broker or other institution, then that bank, broker or other institution is considered the holder of record of your shares, and you should refer to information forwarded to you by such holder of record for your voting options. You may vote as follows:

  By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

  By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

  In Person at the Meeting. If you attend the 2019 Annual Meeting, in addition to picture identification, you should: (1) bring an account statement or a letter from the record holder indicating that you owned the shares as of the Record Date, and (2) contact the broker or other nominee who holds your shares to obtain a broker's Proxy Card and bring it with you to the meeting. Directions to the 2019 Annual Meeting may be obtained by visiting https://www.morganlewis.com/locations/new-york and clicking on "Directions" beneath the address 101 Park Ave., New York, NY 101780060 United States.

We look forward to seeing you at the 2019 Annual Meeting to be held on Thursday, June 13, 2019, at 11:00 a.m., Eastern Daylight Time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178.

Sincerely,

The BioSpecifics Technology Corp. Board of Directors

This amendment should be read in conjunction with the Proxy Statement, and other than the update described above, this Amendment does not modify any other information in the Proxy Statement. From and after the date of this amendment, any references to the "Proxy Statement" are to the Proxy Statement as amended hereby.

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